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                                                                    EXHIBIT 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of St. Joseph Capital Corporation (the "Company") that the Quarterly Report of the Company on Form 10-QSB for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the financial information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.



Date: May 13, 2003             By: /s/ John W. Rosenthal
                               -------------------------------------
                               John W. Rosenthal
                               President and Chief Executive Officer
                               (Principal Executive Officer)







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